                                           INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Growth Fund:

We consent to the use in this Registration Statement of Oppenheimer Growth Fund of our report dated September 23,
2002, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                                            /s/ KPMG LLP

                                            KPMG LLP

Denver, Colorado
October 22, 2002